CONSENT OF COUNSEL

We hereby consent to the use of our name and the reference to our Firm under the caption “Legal Counsel” included in or made a part of the Registration Statement of Arca U.S. Treasury Fund on Form N-2 under the Securities Act of 1933, as amended.

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

April 28, 2025